Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Lightwave Logic, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, reserved for issuance under the Lightwave Logic, Inc. 2025 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	5,800,000(2)	$1.24(3)	$7,192,000(3)	0.0001531	$1,101.10
Equity	Common Stock, $0.001 par value per share, that may be issued pursuant to the exercise of outstanding stock options under the Lightwave Logic, Inc. 2025 Equity Incentive Plan	Rule 457(h)	200,000	$1.33(4)	$266,000(4)	0.0001531	$40.73
Total Offering Amounts					$7,458,000		$1,141.82
Total Fee Offsets							$ -
Net Fee Due							$1,141.83

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall be deemed to cover any additional shares of Common Stock, $0.001 par value per share (the “Common Stock”) of Lightwave Logic, Inc. (the “Company”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock, as applicable.
(2)	Includes 6,000,000 shares reserved for issuance under the Lightwave Logic, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) at the time of its adoption, minus 200,000 shares of Common Stock that as of the date hereof are subject to options outstanding under the 2025 Plan.
(3)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Capital Market on June 18, 2025.
(4)	Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for purposes of calculating the registration fee on the basis of $1.33 per share, the weighted-average exercise price of stock option awards outstanding under the 2025 Plan as of the date hereof.